Exhibit 3.29

CERTIFICATE OF INCORPORATION ON

OF

METALON GRAPHICS, INC.

FIRST:                                                         The name of the Corporation is

METALON GRAPHICS, INC.

SECOND:                                          The address of its registered office in the State of Delaware is 4305 Lancaster Pike, in the City of Wilmington, Delaware 19805, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

THIRD:                                                     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:                                         The total number of common shares of stock which the Corporation shall have the authority to issue is 1000 all of which shall be without par value.

FIFTH:                                                        The name and mailing address of the incorporator is as follows:

c/o walter, Conston & Schurtman, P.C.

90 Park Avenue

New York, New York 10016

Attn: William M. Barron, Esq.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this Certificate of Incorporation this 31st day of May, 1984.

/s/ William M. Barron
William M. Barron
Incorporator

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

METALON GRAPHICS, INC.

Pursuant to Section 242 of the

General Corporation Law of Delaware

The undersigned, the President and Secretary of Metalon Graphics, Inc., a Delaware corporation (the “Corporation”), do hereby certify as follows:

1.                                       Paragraph 1 of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

“1.                                 The name of the corporation is CM Surface Treatment Inc.”

2.                                       The foregoing amendment was adopted in accordance with the provisions of Section 242(b) of the General Corporation Law of Delaware.

Dated as of October 1, 1987

/s/ Jörg Sondermann
Attest:	Jörg Sondermann, President

/s/ Seymour H. Chalif
Seymour H. Chalif, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 08/30/1991
912465045 - 2036887

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CM SURFACE TREATMENT INC.

Pursuant to Section 242 of the

General Corporation Law of Delaware

The undersigned, the President and Secretary of CM Surface Treatment Inc., a Delaware corporation (the “Corporation”), hereby certify as follows:

1.                                     Paragraph 1 of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

“FIRST: The name of the corporation is Oakite Products, Inc.”

2.                                     The Certificate of Incorporation of the Corporation is amended by adding the following paragraph 6:

“SIXTH: The Corporation shall indemnify to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware as amended from time to time each person that such Section grants the Corporation the power to indemnify.”

3.                                     Pursuant to Sections 242 and 228 of the General Corporation Law of Delaware, the foregoing amendment was duly adopted by the unanimous written consent of the Board of Directors of the Corporation on August 30, 1991 and by the written consent of the sole stockholder of the Corporation on August 30, 1991.

Dated: August 30, 1991	/s/ Wilhelm Meier
Wilhelm Meier, President

Attest:

/s/ Mitchell K. Simon
Mitchell K. Simon, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 06/30/2000
601338272 - 2036887

CERTIFICATE OF MERGER OF BRENT AMERICA, INC., (A Delaware Corporation)
INTO OAKITE PRODUCTS, INC. (a Delaware Corporation)

Pursuant to Section 251(c) of the General
Corporation Law of the State of Delaware

It is hereby certified, on behalf of each of the constituent corporations named below, as follows:

1.              The names of the constituent corporations are Brent America, Inc., a Delaware corporation (“Corporation A”), and Oakite Products, Inc., a Delaware corporation (“Corporation B”). The Certificate of Incorporation of Corporation A was filed with the Secretary of State of Delaware on September 12, 1984. The Certificate of Incorporation of Corporation B was filed with the Secretary of State of Delaware on June 5, 1984.

2.              An Agreement of Merger between Corporation A and Corporation B has been approved, adopted, certified, executed and acknowledged by Corporation A and Corporation B in accordance with Section 251(c) of the General Corporation Law of the State of Delaware

3.              Corporation B is the surviving corporation.

4.              The Certificate of Incorporation of Corporation B, the surviving corporation, shall not be amended and shall constitute the Certificate of Incorporation of the surviving corporation.

5.              The executed Agreement of Merger is on file at the principal place of business of Corporation B, the surviving corporation, at 50 Valley Road, Berkeley Heights, NJ 07922-2798. A copy of the Agreement of Merger will be furnished by Corporation B, the surviving corporation, without cost, to any stockholder of Corporation A or Corporation B who sends a written request therefor to Corporation Be at its principal place of business indicated above.

Dated:	June 23, 2000	OAKITE PRODUCTS, INC.

		By:	/s/ Ronald Felber
ATTEST:			Ronald Felber, President

/s/ Paul M. Silberbogen
Paul M. Silberbogen, Secretary

BRENT AMERICA INC.

		By:	/s/ Ronald Felber
ATTEST:			Ronald Felber, President

/s/ Philip E. Kelly
Philip E. Kelly, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 09/28/2001
010485351 - 2036887

CERTIFICATE OF MERGER

OF

DINOL (U.S.) INC.

INTO

OAKITE PRODUCTS, INC.

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

Dinol (U.S.) Inc.	Washington
Oakite Products, Inc.	Delaware

SECOND:  That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

THIRD:  That the name of the surviving corporation of the merger is Oakite Products, Inc.

FOURTH:  The Certificate of Incorporation of Oakite Products, Inc., a Delaware corporation which is the surviving corporation, shall be the Certificate of Incorporation.

FIFTH:  That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is 520 Madison Avenue, New York, NY 10022.

SIXTH:  That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH:  The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par value per share
Dinol (U.S.) Inc.	Common	1000	Without par

EIGHTH: That this Certificate of Merger shall be effective on upon filing.

Dated:	September 28, 2001

OAKITE PRODUCTS, INC.

By:	/s/ Ronald Felber
Name: Ronald Felber
Title: President

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

Of

OAKITE PRODUCTS, INC.

* * * * *

Oakite Products, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 11 day of March, 2005.

/s/ Donna M. Abrunzo
Donna M. Abrunzo, Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:07 PM 03/14/2005
FILED 11:44 AM 03/14/2005
SRV 050209924 – 2036887 FILE